CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of DWS Advisor Funds on Form N-14 (No. 333-170092) (“Registration Statement”) of our reports dated February 24, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Reports to Shareholders of DWS RREEF World Real Estate Fund, Inc. (formerly DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.) and DWS RREEF Global Real Estate Securities Fund, respectively, which are also contained in and/or incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm (“Auditor”)” and in Appendix B “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties”, both in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

November 23, 2010